As filed with the Securities and Exchange Commission on March 30, 2004.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

TETRA Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	74-2148293
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

25025 Interstate 45 North, Suite 600

The Woodlands, Texas 77380

(Address, including zip code, of Principal Executive Offices)

TETRA Technologies, Inc. 1998 Director Stock Option Plan,

as amended and restated

(Full title of the plan)

Bass C. Wallace, Jr.

General Counsel

25025 Interstate 45 North, Suite 600

The Woodlands, Texas 77380

(713) 367-1983

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, par value $0.01 per share (1)	450,000	(4)	$8,921,138(4)	$1,130.31(4)
Rights to Purchase Series One Junior Participating Preferred Stock	(5)	(5)	(5)	(5)

(1) Additional number of shares of common stock of the registrant issuable pursuant to the TETRA Technologies, Inc. 1998 Director Stock Option Plan, as amended and restated.

(2) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, the number of shares of common stock registered herein includes an indeterminate number of additional shares that may be issued under the above-referenced plan as a result of anti-dilution provisions, stock splits, stock dividends or similar transactions.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h)(1) under the Securities Act of 1933, as amended.
(4) The proposed maximum aggregate offering price and registration fee are based upon the sum of the products obtained by adding (i) the product of 272,061 shares (the number of shares of common stock registered hereby as to which options have been granted but not exercised under the 1998 Director Stock Option Plan, as amended and restated) multiplied by $16.0148 (the weighted average exercise price of such options) and (ii) the product of 177,939 shares (the number of shares of common stock registered hereby as to which options may be granted under the 1998 Director Stock Option Plan, as amended and restated) multiplied by $25.65 (the average of the high and low sales prices per share of the common stock, as reported on The New York Stock Exchange on March 29, 2004, which is within 5 days of the filing of this registration statement).

(5) Each share of common stock includes two thirds of a right (as a result of the three for two stock split effected in August 2003) to purchase one one-hundredth of a share of the registrant’s Series One Junior Participating Preferred Stock, par value $0.01 per share. The rights to purchase shares of the registrant’s Series One Junior Participating Preferred Stock are attached to and trade with the shares of the registrant’s common stock being registered hereby. Value attributed to such rights, if any, is reflected in the market price of the registrant’s common stock.

PART I

INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended, (the "Securities Act"). These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This Registration Statement on Form S-8 is being filed by TETRA Technologies, Inc. (the “Company”) solely to register additional securities. 75,000 shares of the Company’s common stock issuable under the TETRA Technologies, Inc. 1998 Director Stock Option Plan, as amended and restated (the “Plan”), were previously registered on Form S-8 filed on April 9, 1999 (File No. 33-76039). Effective December 18, 2002, the plan was amended to increase the total amount of shares by 100,000 shares to 175,000 shares, and effective June 27, 2003, the number of shares of common stock offered or to be offered under the Plan was increased by 200,000 shares to 375,000 shares. The Company effected a three-for-two stock split as a stock dividend paid to its stockholders on August 21, 2003 (the “Stock Split”) which, pursuant to the anti-dilution provision of the Plan, increased the aggregate number of shares of common stock offered or to be offered under the Plan by 187,500 shares to 562,500. The additional 37,500 shares of common stock resulting from the Stock Split of the previously registered 75,000 shares are registered pursuant to the above described Registration Statement. The additional 450,000 shares of the Company’s common stock offered or to be offered under the Plan, resulting from the increase in the number of shares of common stock offered or to be offered under the Plan by 300,000 and the subsequent Stock Split of such 300,000 shares are being registered herewith.

In accordance with General Instruction E of Form S-8, the Company hereby incorporates by reference the contents of the Company’s Registration Statement on Form S-8 (No. 33-76039) originally filed with the Securities and Exchange Commission (the “Commission”) on April 9, 1999. Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this registration statement (which documents are incorporated by reference in the Section 10(a) prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428 (b) or additional information about the Plans are available without charge by contacting: Secretary, TETRA Technologies, Inc., 25025 I-45 North, The Woodlands, Texas 77380, (713) 367-1983.

Item 8. Exhibits.

Exhibit Number	Description
4.1	Restated Certificate of Incorporation (filed as an exhibit to the Company's Registration Statement on Form S-1 (33-33586) and incorporated herein by reference).
4.2

Certificate of Amendment to Restated Certificate of Incorporation (filed as an exhibit to the Company's annual report on Form 10-K for the year ended December 31, 2003 and incorporated herein by reference).

4.3

Certificate of Designation of Series One Junior Participating Preferred Stock of the Company dated October 27, 1998 (filed as an exhibit to the Company's Registration Statement on Form 8-A filed on October 27, 1998 and incorporated herein by reference).

4.4*	TETRA Technologies, Inc. 1998 Director Stock Option Plan, as amended and restated.
5.1*	Opinion of Andrews Kurth LLP.
23.1*	Consent of Ernst & Young LLP.
23.2	Consent of Andrews Kurth LLP (included in Exhibit 5.1).
24.1	Power of Attorney (set forth on the signature page of this Registration Statement).

* Filed herewith

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

2

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The Woodlands, State of Texas, on the 30th day of March, 2004.

TETRA TECHNOLOGIES, INC.

By: /s/ Geoffrey M. Hertel

Geoffrey M. Hertel

President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of TETRA Technologies, Inc. (the “Company”) hereby constitutes and appoints Geoffrey M. Hertel and Bass C. Wallace, Jr., or either of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ J. Taft Symonds	Chairman of the	March 30, 2004
J. Taft Symonds	Board of Directors

/s/ Geoffrey M. Hertel	President and Director	March 30, 2004
Geoffrey M. Hertel	(Chief Executive Officer)

/s/ Joseph M. Abell, III	Senior Vice President	March 30, 2004
Joseph M. Abell, III	(Chief Financial Officer)

/s/ Ben C. Chambers	Vice President - Accounting	March 30, 2004
Ben C. Chambers	(Principal Accounting Officer)

/s/ Hoyt Ammidon, Jr.	Director	March 30, 2004
Hoyt Ammidon, Jr.

/s/ Paul D. Coombs	Director	March 30, 2004
Paul D. Coombs

/s/ Ralph S. Cunningham	Director	March 30, 2004
Ralph S. Cunningham

/s/ Tom H. Delimitros	Director	March 30, 2004
Tom H. Delimitros

/s/ Allen T. McInnes	Director	March 30, 2004
Allen T. McInnes

/s/ Kenneth P. Mitchell	Director	March 30, 2004
Kenneth P. Mitchell

/s/ Kenneth E. White, Jr.	Director	March 30, 2004
Kenneth E. White, Jr.

EXHIBIT INDEX

Exhibit Number	Description
4.1	Restated Certificate of Incorporation (filed as an exhibit to the Company's Registration Statement on Form S-1 (33-33586) and incorporated herein by reference).
4.2

Certificate of Amendment to Restated Certificate of Incorporation (filed as an exhibit to the Company's annual report on Form 10-K for the year ended December 31, 2003 and incorporated herein by reference).

4.3

Certificate of Designation of Series One Junior Participating Preferred Stock of the Company dated October 27, 1998 (filed as an exhibit to the Company's Registration Statement on Form 8-A filed on October 27, 1998 and incorporated herein by reference).

4.4*	TETRA Technologies, Inc. 1998 Director Stock Option Plan, as amended and restated.
5.1*	Opinion of Andrews Kurth LLP.
23.1*	Consent of Ernst & Young LLP.
23.2	Consent of Andrews Kurth LLP (included in Exhibit 5.1).
24.1	Power of Attorney (set forth on the signature page of this Registration Statement).

* Filed herewith

EXHIBIT 4.4

TETRA TECHNOLOGIES, INC.

1998 DIRECTOR STOCK OPTION PLAN

(AS AMENDED THROUGH JUNE 27, 2003)

I. PURPOSE OF THE PLAN

The purpose of the TETRA Technologies, Inc. 1998 Director Stock Option Plan (As Amended through June 27, 2003) (the “Plan”) is to permit TETRA Technologies, Inc., a Delaware corporation (the “Company”), to attract and retain qualified individuals to serve as directors of the Company and to align the interests of such individuals more closely with the interest of the Company’s stockholders. Accordingly, the Company may make awards (“Awards”) to directors of stock options (“Options”) with respect to shares of the Company’s common stock, par value $0.01 per share (“Stock”). Options shall be nonqualified stock options, which are not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

II. ADMINISTRATION

The Plan shall be administered by the Board of Directors of the Company (the “Board”) or such committee of members of the Board as the Board may appoint (the “Committee”). Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee, however caused, shall be filled by the Board. The Committee is authorized to interpret the Plan and may from time to time adopt such rules and regulations, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the Plan. The Committee shall act by a majority of its members in office and the Committee may act either by vote at a telephonic or other meeting or by a memorandum or other written instrument signed by all of the members of the Committee.

The Committee shall have the sole authority to determine any terms and provisions of the Awards issued prior to the Restatement Date and after the Restatement Date to the extent the terms of an Award are not inconsistent herewith. The Committee shall prepare and distribute, in such manner as the Committee determines to be appropriate, information about the Plan; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

The day-to-day administration of the Plan may be carried out by such officers and employees of the Company as shall be designated from time to time by the Committee. Members of the Committee shall not receive compensation for their services as members, but all expenses and liabilities they incur in connection with the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons, and the Committee, the Board, the Company and the officers and employees of the Company shall be entitled to rely upon the advice, opinions or valuations of any such persons. The interpretation and construction by the Committee of any provisions of the Plan or of any Award under the Plan and any determination by the Committee under any provision of the Plan or any such Award shall be final and conclusive for all purposes. Neither the Committee nor any member thereof shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan in good faith, and the members of the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including counsel fees) arising therefrom to the full extent permitted by law. The members of the Committee shall be named as insureds under any directors and officers liability insurance coverage that may be in effect from time to time.

Only directors who are not employees of the Company shall be eligible to receive Awards under the Plan. In no event shall any director or his legal representatives, heirs, legatees, distributees, or successors have any right to participate in the Plan, except to the extent provided in the Plan.

III. DEFINITIONS

Unless the context indicates otherwise, the following terms have the meanings set forth below:

“Annual Grant Date” means January 1 of each year.

“Director” means each member of the Board on the Grant Date who is not an employee of the Company or of a parent, subsidiary or affiliate of the Company.

“Exercise Price” means the price required to be paid for the Stock upon exercise of an Option. The Exercise Price shall be the Fair Market Value on the Grant Date.

“Fair Market Value” means the closing price per share of the Stock on the date immediately preceding the Grant Date.

“Grant Date” means the Annual Grant Date or Initial Grant Date, whichever is applicable.

“Initial Grant Date” means the date on which a Director is first elected as a member of the Board.

“Restatement Date” means December 18, 2002.

IV. SHARES SUBJECT TO THE PLAN

The aggregate number of shares which may be issued under Awards granted under the Plan shall not exceed 375,000 shares of Stock of the Company. Such shares shall consist of previously issued shares reacquired by the Company. Until termination of the Plan and the expiration of all Awards granted under the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan and the outstanding Awards. The aggregate number of shares which may be issued under Awards granted under the Plan shall be subject to adjustment as provided in Article VII hereof. In the event that all or part of any Award expires, lapses, is forfeited or otherwise terminates, any shares of Stock allocable to the terminated portion of such Award may again be made subject to an Award granted under the Plan.

V. GRANTS OF OPTIONS

A. GRANT OF OPTIONS. After the effective date hereof and prior to the Restatement Date, and subject to Article VI below, each Director on his Initial Grant Date and on each Annual Grant Date thereafter prior to the Restatement Date shall receive a grant of an Option to purchase 6,000 shares of Stock. After the Restatement Date and subject to Article VI below, each Director on his Initial Grant Date and on each Annual Grant Date thereafter shall receive a grant of an Option to purchase 8,000 shares of Stock. In addition to the automatic grants referred to above, other Awards may be made under the Plan in the sole discretion of the Committee.

B. TERMS OF OPTIONS. Upon the grant of each Award, the Company and each Director shall enter into an agreement specifying the purchase price and including or incorporating by reference the terms of the Option. After the Restatement Date each automatic grant described in V.A. above shall include the substance of all of the following provisions and such other provisions consistent with the Plan as the Committee may determine.

1. The terms of each Option shall be five years from its Grant Date, subject to its earlier termination in accordance with paragraph 6.

2. In no event shall an Option be exercisable prior to the first day that is six months after its Grant Date. Each Option shall be vested immediately on its Grant Date.

3. The purchase price of Stock subject to each Option shall be the Fair Market Value of the Stock on the Grant Date of the Option.

4. Upon exercise of an Option, the full Exercise Price for the shares and any required tax withholding with respect to which the Option is being exercised shall be payable to the Company (i) in cash or by check payable and acceptable to the Company, (ii) subject to the approval of the Committee, by tendering to the Company shares of Stock owned by the optionee for a period of at least six months prior to exercise and tender having an aggregate fair market value per share as of the date of exercise and tender that is not greater than the full Exercise Price for the shares with respect to which the Option is being exercised and by paying any remaining amount of the Exercise Price as provided in (i) above, or (iii) subject to such instructions as the Committee may specify, at the optionee’s written request the Company may deliver certificates for the shares of Stock for which the Option is being exercised to a broker for sale on behalf of the optionee, provided that the optionee has irrevocably instructed such broker to remit directly to the Company on the optionee’s behalf the full amount of the Exercise Price and any required tax withholdings from the proceeds of such sale. In the event that the optionee elects to make payment as allowed under clause (ii) above, the Committee may, upon confirming that the optionee owns the number of additional shares being tendered, authorize the issuance of a new certificate for the number of shares being acquired pursuant to the exercise of the Option less the number of shares being tendered upon the exercise and return to the optionee (or not require surrender of) the certificate for the shares being tendered upon the exercise. Payment instruments will be received subject to collection.

5. No Option shall be transferable otherwise than by will or the laws of descent and distribution, and an Option shall be exercisable during the Director’s lifetime only by the Director. If a Director dies, the person or persons (including his estate) to whom his rights under any Option shall have passed by will or by laws of descent and distribution shall be entitled to exercise the Option for a period of one year after the death of the Director (but only to the extent exercisable by the Director at the time of his death).

6. If a Director’s membership on the Board terminates for any reason other than death, an Option held on the date of termination may be exercised in whole or in part (but only to the extent exercisable by the Director at the time of such termination) at any time within 90 days after the date of such termination (but in no event after the term of the Option expires) and shall thereafter automatically terminate.

7. An Option may not be exercised for a fractional share. No Option may be exercised after the expiration of its term.

8. An Option shall be deemed to be exercised when (i) written notice of such exercise has been given to the Company in accordance with the terms of the Award granting the Option by the person entitled to exercise the Option and (ii) full payment for the shares of Stock with respect to which the Option is exercised has been received by the Company. Until the issuance of the stock certificates (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Option shares notwithstanding the exercise of the Option. An optionee shall have no rights as a stockholder with respect to shares covered by such optionee’s Award until the date of the issuance of shares to the optionee pursuant to such exercise. No adjustment will be made for dividends or other distributions or rights for which the record date is prior to the date of such issuance.

VI. PRORATION OF GRANT

A Director who first becomes a member of the Board after the effective date hereof but before January 1, 2003 shall receive, on his first Annual Grant Date following the date on which he became a member of the Board, an Option to purchase the number of shares of Stock equal to the product of 6,000 and a fraction, the numerator of which is the number of days during the year preceding such first Annual Grant Date that such Director served as a member of the Board and the denominator of which is 365; provided, however, that any Director who becomes a member of the Board during 2002 shall receive, on his first Annual Grant Date in 2003, an Option to purchase the number of shares of Stock equal to the product of 8,000 and a fraction, the numerator of which is the number of days during 2002 that such Director served as a member of the Board and the denominator of which is 365.

A Director who first becomes a member of the Board after January 1, 2003 shall receive, on his first Annual Grant Date following the date on which be became a member of the Board, an Option to purchase the number of shares of Stock equal to the product of 8,000 and a fraction, the numerator of which is the number of days during the year preceding such Initial Grant Date that such Director served as a member of the Board and the denominator of which is 365.

VII. RECAPITALIZATION OR REORGANIZATION

A. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting Stock, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

B. The shares with respect to which Awards may be granted are shares of Stock as presently constituted, but if, and whenever, prior to the termination of the Plan or the expiration of an Award theretofore granted, the Company shall effect a subdivision or consolidation of shares of Stock or the payment of a stock dividend on Stock without receipt of consideration by the Company, the remaining shares of Stock available under the Plan and the number of shares of Stock with respect to which such Award may thereafter be exercised (i) in the event of an increase in the number of outstanding shares, shall be proportionately increased and the Exercise Price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, shall be proportionately reduced, and the Exercise Price per share shall be proportionately increased.

C. Except as may otherwise be expressly provided in the Plan, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock available under the Plan or subject to Awards theretofore granted or the Exercise Price per share of outstanding Awards.
D. If the Company effects a recapitalization or otherwise materially changes its capital structure (both of the foregoing are herein referred to as a “Fundamental Change”), then thereafter upon any exercise of an Option theretofore granted the optionee shall be entitled to purchase under such Option, in lieu of the number of shares of Stock as to which such Option shall then be exercisable, the number and class of shares of stock and securities to which the optionee would have been entitled pursuant to the terms of the Fundamental Change if, immediately prior to such Fundamental Change, the optionee had been the holder of record of the number of shares of Stock as to which such Option is then exercisable.

VIII. OPTIONEE’S AGREEMENT

If, at the time of the exercise of any Option, in the opinion of counsel for the Company, it is necessary or desirable, in order to comply with any then applicable laws or regulations relating to the sale of securities, for the optionee exercising the Option to agree to hold any shares issued to the optionee for investment and without intention to resell or distribute the same and for the optionee to agree to dispose of such shares only in compliance with such laws and regulations, the optionee will, upon the request of the Company, execute and deliver to the Company a further agreement to such effect.

IX. TERMINATION OF AUTHORITY TO GRANT AWARDS

No Awards will be made pursuant to this Plan after December 14, 2008.

X. AMENDMENT AND TERMINATION

The Board may from time to time and at any time alter, amend, suspend, discontinue or terminate this Plan and any Awards hereunder; provided, that no change in any Award theretofore granted may be made which would impair the rights of the optionee with respect to an Option under such Award, without the consent of such optionee.

XI. PREEMPTION BY APPLICABLE LAWS AND REGULATIONS

Anything in the Plan or any Award entered into pursuant to the Plan to the contrary notwithstanding, if any law, regulation or requirement of any governmental authority shall require either Company or the optionee to take any action or make any determination in connection with issuance or other distribution of, or payment for shares of Stock, the shares then to be issued or distributed, or the payment for such shares, as the case may be, shall be deferred until such action shall have been taken. It is the Company's intent that the Plan comply in all respects with rule 16-b3 (the “Rule”) of the Securities Act of 1933, as amended (the “Act”), and any regulations promulgated thereunder. If any provision of the plan is later found not to be in compliance with the Rule, the provision shall be deemed null and void. All grants and exercises of stock options under the Plan shall be executed in accordance with the requirements of Section 16 of the Act, as amended and any regulations promulgated thereunder. To the extent that any of the provisions contained herein do not conform with Rule 16-b3 of the Act or any amendments thereto or any successor regulation, then the Committee may make such modifications so as to conform the Plan and any stock options granted thereunder to the Rule's requirements.

XII. MISCELLANEOUS

A. NO RIGHT TO CORPORATE ASSETS. Nothing contained in the Plan shall be construed as giving any optionee, such optionee’s beneficiaries or any other person any equity or other interest of any kind in any assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person.

B. NO RESTRICTION ON CORPORATE ACTION. Nothing contained in the Plan shall be construed to prevent the Company from taking any corporate action that is deemed by the Company to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No optionee, beneficiary or other person shall have any claim against the Company as a result of any such action.

C. NON-ASSIGNABILITY. Neither an optionee nor an optionee’s beneficiary shall have the power or right to sell, exchange, pledge, transfer, assign or otherwise encumber or dispose of such optionee’s or beneficiary’s interest arising under the Plan or any Award received under the Plan; nor shall such interest be subject to seizure for the payment of an optionee’s or beneficiary’s debts, judgments, alimony, or separate maintenance or be transferable by operation of law in the event of an optionee’s or beneficiary’s bankruptcy or insolvency and to the extent any such interest arising under the Plan or an Award received under the Plan is awarded to a spouse pursuant to any divorce proceeding, such interest shall be deemed to be terminated and forfeited notwithstanding any vesting provisions or other terms herein or in the agreement evidencing such Award. Notwithstanding the above, nothing herein shall be construed to prevent the issuance of shares pursuant to an order of a court of competent jurisdiction which the Committee in its sole discretion deems to be valid and enforceable against the Company, and any such issuance shall be deemed in full satisfaction of any obligation under the applicable Award.

D. WITHHOLDING OF TAX. To the extent that (i) the Company has a duty to withhold for federal or state income tax or (ii) the Company’s ability to take a tax deduction is contingent upon such withholding, optionee shall pay the Company at the time of exercise (or other taxable event) such amount of money as the Company may be required to withhold or pay under applicable tax laws or regulations. If the optionee fails to do so, the Company may refuse to issue any shares pursuant to exercise of an Option, or may withhold from any other amounts payable to optionee any tax required to be withheld.

E. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of shares pursuant to the Plan will be used for general purposes.

F. GOVERNING LAW; CONSTRUCTION. All rights and obligations under the Plan shall be governed by, and the Plan shall be construed in accordance with, the laws of the State of Delaware without regard to the principles of conflicts of laws. Titles and headings to Sections herein are for purposes of reference only, and shall in no way limit, define or otherwise affect the meaning or interpretation of any provisions of the Plan.

EXHIBIT 5.1

Andrews Kurth LLP

10001 Woodloch Forest Drive, Suite 200

The Woodlands, Texas 77380

March 30, 2004

Board of Directors

TETRA Technologies, Inc.

25025 I-45 North

The Woodlands, Texas 77380

Gentlemen:

We have acted as counsel to TETRA Technologies, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-8 (the “Registration Statement”) relating to the registration under the Securities Act of 1933, as amended, of the issuance of an additional 450,000 shares (the “Plan Shares”) of the Company’s common stock, $0.01 par value (the “Common Stock”), pursuant to the Company’s 1998 Director Stock Option Plan, as amended and restated (the “Plan”).

In connection herewith, we have examined copies of such statutes, regulations, corporate records and documents, certificates of public and corporate officials and other agreements, contracts, documents and such other instruments as we have deemed necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies. We have also relied, to the extent we deem such reliance proper, upon information supplied by officers and employees of the Company with respect to various factual matters material to our opinion.

Based upon the foregoing and subject to the limitations and exceptions set forth below, we are of the opinion that the Plan Shares have been duly authorized, and upon issuance thereof by the Company and payment therefor pursuant to the Plan, will be validly issued and will constitute fully paid and nonassessable shares of Common Stock.

This opinion is limited in all respects to the General Corporation Law of the State of Delaware. We express no opinion other than as to the federal laws of the United States of America and the Delaware General Corporation Law. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Exhibits” therein. In giving this consent we do not admit that we are “experts” under the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/ Andrews Kurth LLP

EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the TETRA Technologies, Inc. 1998 Director Stock Option Plan, as amended and restated, of our report dated February 23, 2004, with respect to the consolidated financial statements and schedule of TETRA Technologies, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2003.

Ernst & Young LLP

Houston, Texas

March 25, 2004